UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1815 Griffin Road, Suite 401, Dania Beach, FL	33004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

1512 E Broward Blvd, Suite 300, Fort Lauderdale, FL 33301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 3.02.	Unregistered Sale of Equity Securities.

On September 30, 2021, the Company completed a private offering which commenced on August 5, 2021 of Series A Convertible Preferred Stock of the Company (“Preferred Shares”) to certain investors, pursuant to which the Company sold an aggregate of 2,000,000 Preferred Shares at a purchase price of $1.00 per share (“Private Placement”) in exchange for (i) the payment of $1,860,000 (including $1,644,068.49 principal plus accrued but unpaid interest in bridge financing provided by certain investors during July and August 2021 upon the conversion of the investors’ promissory notes, and conversion of an account payable); and (ii) the surrender of 280,000 units (the “Units”), each Unit consisting of two shares of common stock and one warrant to purchase an additional share of common stock in accordance with the terms of the subscription agreements for the purchase of the Units entered into by certain investors and the Company in February through April 2021. The Company intends to use the proceeds from the Private Placement for general working capital purposes. The investors in the Private Placement included: Stephen E. Johnson, Chief Executive Officer of the Company, upon the conversion of $50,000 promissory note; Ramon A. Pino, Chief Financial Officer of the Company, upon the conversion of $25,000 promissory note; Thomas E. Vickers, Chairman of the Board of Directors of the Company, upon conversion of $50,000 promissory note and account payable; Kuno van der Post, a member of the Board of Director of the Company, in the amount of $50,000, and; the Cornelis F. Wit Revocable Living Trust (the “Wit Trust”), a principal shareholder who holds securities of the Company that constitute a majority of the voting securities of the Company, in the amount of $65,931.51 and upon conversion of $1,500,000 promissory notes. As a result of the Private Placement and the voting rights accorded the Preferred Shares, the Wit Trust now holds approximately 87% of the voting power of the Company.

The Preferred Shares issued to the investors were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2021	VERITAS FARMS, INC.

	By:	/s/ Ramon A. Pino
Ramon A. Pino, Chief Financial Officer